Exhibit 2.1 - Articles of Incorporation

[Logo of Wyoming Secretary of State]

Wyoming Secretary of State

2020 Carey Avenue

Suite 700

Cheyenne, WY 82002-0020

Ph. 307-777-7311

For Office Use Only

Ed Murray, WY Secretary of State

FILED: Oct 19 2016 5:42PM

Original ID: 2016-000730034

_____________________________________________________________________________________

Profit Corporation

Articles of Incorporation

I.	The name of the corporation is:

APPSWARM CORP

II.	The name and physical address of the registered agent of the corporation is:

SQRL MANAGEMENT LLC

1621 Central Ave

Cheyenne, WY 82001

III.	The mailing address of the corporation is:

1621 CENTRAL AVE

CHEYENNE, WY 82001

IV.	The principal office address of the corporation is:

1621 CENTRAL AVE

CHEYENNE, WY 82001

V.	The number, par value, and class of shares the corporation will have the authority to issue are:

Number of Common Shares: 800,000,000 Common Par Value: $0.0001

Number of Preferred Shares: 10,000,000 Preferred Par Value: $0.0001

VI.	The name and address of each incorporator is as follows:

TIMOTHY PAGE

1621 CENTRAL AVE, CHEYENNE, WY 82001

Signature: /s/ TIMOTHY PAGE Date: 10/19/2016

Print Name: TIMOTHY PAGE

Title: PRESIDENT

Email: NPATB1@AOL.COM

Daytime Phone #: (443) 745-6691